Exhibit 10.3

AMENDMENT NO. 1 TO
AMENDED AND RESTATED

AGVANTAGE BOND PURCHASE AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the AMENDED AND RESTATED AGVANTAGE BOND PURCHASE AGREEMENT, dated as of March 1, 2015 (the “Bond Purchase Agreement”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Issuer”); FARMLAND PARTNERS INC., a Maryland corporation, and the consolidated parent company of Issuer (the “REIT”); and Farmer Mac, as Guarantor, is dated June 2, 2015 (the “Amendment Effective Date”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

RECITALS

WHEREAS, Farmer Mac, the Purchaser, Issuer and the REIT desire to amend the Bond Purchase Agreement to increase the aggregate amount of AgVantage Bonds that may be issued and sold by Issuer from time to time; and

WHEREAS, Section 8.06 of the Bond Purchase Agreement provides that the Bond Purchase Agreement may be amended pursuant to an agreement in writing entered into by Farmer Mac, the Purchaser, Issuer and the REIT.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bond Purchase Agreement is hereby amended as follows:

1.                                      The first sentence of Section 2.01 of the Bond Purchase Agreement is hereby amended and restated in its entirety as follows:

“The Purchaser agrees to purchase Bonds, at 100% of their principal amount, from time to time before the Final Issuance Date, as requested by Issuer by written notice (each, a “Notice of Requested Borrowing”) and approved by Farmer Mac in an aggregate principal amount, for all Bonds outstanding hereunder at any one time, not in excess of $165,000,000, subject to satisfaction of the conditions set forth herein and agreement between the parties hereto as to the terms of the applicable Pricing Agreement.”

2.                                      All other provisions of the Bond Purchase Agreement shall be unmodified and shall remain in full force and effect.

3.                                      This Amendment shall be governed by, and construed in accordance with, federal law.  To the extent federal law incorporates state law, that state law shall be the laws of the State of New York applicable to contracts made and performed therein.

4.                                      This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by an authorized officer as of the Amendment Effective Date.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:	/s/ R. Dale Lynch
Name:	R. Dale Lynch
Title:	Vice President and Treasurer

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ R. Dale Lynch
Name:	R. Dale Lynch
Title:	Senior Vice President — Chief Financial Officer and Treasurer

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer, Secretary and Treasurer

FARMLAND PARTNERS INC.

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature page to Amendment No. 1 to Amended and Restated AgVantage Bond Purchase Agreement]